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                                                                   Exhibit 10.11

                                                  July 16, 1997


William Langdon
2600 Robert Trent Jones Drive
#934
Orlando, FL  32835

Re:  Settlement Agreement and Release of All Claims

Dear Bill:

     This letter confirms the settlement terms that you and I have negotiated regarding any and all disputes relating to your employment with Onesoft Corp, (Onesoft), formerly Global Exchange, Incorporated, which shall be deemed for purposes of this Settlement Agreement and Release of All Claims to include and any of its current or former divisions, affiliates, subsidiaries and related entities, and its and their respective current or former officers, directors, employees, agents, successors and assigns, including specifically and without limitation, Mr. William L. Robertson, (the "Company"). As more fully set forth below, the Company shall provide you with settlement pay in exchange for certain agreements by you.

     1.   Settlement Pay. Commencing on the fifteenth of the month after ONESOFT
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receives a copy of this Agreement executed by you (the "Effective Date"), the
Company will provide you with the following Settlement Pay:

     (i) Settlement Pay in the gross amount of $80,000.00 (less state, federal and other employment related deductions) shall be in sixteen (16) equal installments of $5,000 (less deductions) pursuant to a monthly schedule to be determined by the Company, provided, however, that the Company shall make such installment payments in at least sixteen (16) of the twenty (20) months that follow payment of the first installment and shall have paid the full amount of Settlement Pay ($80,000 less deductions) within twenty (20) months of the date it pays the first installment. The first and second installments shall be paid to the law firm of Mason, Ketterman, & Morgan. All subsequent installments shall be paid directly to you. The first installment shall be paid on the seventeenth day of July, 1997. In any subsequent month in which ONESOFT elects to make a payment, it shall pay the installment by the fifteenth day of the month.

     (ii) ONESOFT agrees to make an additional payment of $30,000 to you within sixty (60) days of any initial public offering or acquisition of ONESOFT. For the purposes of this Section 1(ii), an acquisition shall be defined as the acquisition of fifty-one percent or more of the Company by a third party entity.

     You acknowledge and agree that the Settlement Pay provided herein is not otherwise due or owing to you under any Company employment agreement (oral or written) or Company policy or practice, nor is this Settlement Pay intended to, and shall not, constitute a severance plan, and shall confer no benefit on anyone other than the parties hereto. You further acknowledge that except for the specific financial consideration set forth in this Agreement, you have
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been paid and provided all wages, commissions, bonuses, vacation pay, holiday pay and any other form of compensation or benefit that may be due to you now or which would have become due in the future in connection with your employment with or separation of employment from the Company.

     2.   Confidentiality: You hereby agree and acknowledge the following:
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     (i)  that you have returned to the Company all of its documents (and any copies thereof) and property, and that you otherwise shall abide by any and all common law and/or statutory obligations relating to the protection and non- disclosure of the Company's trade secrets and/or confidential and proprietary documents and information;

     (ii) that all information relating in any way to the subject matter of this Agreement, including the terms, amounts and fact of this Agreement, shall be held confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law).

     3.   No Disparagement. You hereby agree that you will not make any
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statements that are professionally or personally disparaging about, or adverse to, the interests of the Company including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company, or engage in any conduct which is intended to harm professionally or personally the reputation of the Company.

     ONESOFT hereby agrees that the Officers, Directors, and Employees of the Company will not make any statements that are professionally or personally disparaging about, or adverse to your interests, including, but not limited to any statements that disparage you personally or professionally. Nor shall the Officers, Directors, or Employees of the Company engage in any conduct which is intended to harm your reputation, professionally or personally.

     4.   Release of Claims: You hereby agree and acknowledge that by signing
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this letter and accepting the offer of Settlement Pay provided for in Section 1 and other good and valuable consideration provided for in this letter, you are waiving your right to assert against the Company any form of legal claim of any kind whatsoever from the beginning of time through the Effective Date of this Agreement. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief, including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, from the beginning of time through the Effective Date.

     Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your employment relationship with the Company, the offer thereof or the termination thereof, including, without limitation:

     ** Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Effective Date) prohibiting discrimination or harassment based

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          upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Virginia or other state statute.

     ** Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Effective Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar Virginia or other state statute.

     ** Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

     **   Any other Claim arising under local, state or federal law.

     You also agree to take promptly all steps necessary to withdraw and voluntarily dismiss with prejudice and in its entirety any Claim previously filed against the Company in any court, agency or forum. Without limiting the foregoing, you also agree to execute and file in court promptly the attached Notice of Dismissal in the matter of William Langdon v. Global Exchange, Inc.
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and William L. Robertson, CA No. 96-1724-A, United States District Court for the
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Eastern District of Virginia. (See Exhibit A). You also agree to mail promptly a copy of this executed Notice of Dismissal to Anna B. Boyer, Esq., counsel for the Company, at the following address:

               Anna B. Boyer, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
               1 Financial Center
               Boston, MA 02111
               (617) 542-6000

     Notwithstanding the foregoing, this Section shall not release the Company from any obligation expressly set forth in this Agreement.

     5.   Breach. The breach by you of any of the covenants in Sections one
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through four of this Agreement shall constitute a material breach of this
Agreement and shall relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to it, shall entitle the Company to recover any monies already paid to you pursuant to
Section 1 of this Agreement.

     6.   Jurisdiction. You hereby consent to the jurisdiction of the state and
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federal courts of the Commonwealth of Virginia, and any action by you relating to this Agreement shall be brought only in the Commonwealth of

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Virginia before a judge sitting without a jury.

     7.   Entire Agreement/Choice of Law/Full Agreement. This Agreement
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supersedes any and all prior oral and/or written agreements, and sets forth the entire agreement between you and the Company, provided, however, that your obligations set forth in any confidentiality, non-disclosure or non-competition agreements with the Company shall remain in effect. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. This Agreement shall take effect as an instrument under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding its choice of law provisions. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

     It is the Company's desire and intent to make certain that you fully understand the provisions and effects of this letter. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this letter. Also, by executing this letter, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this letter, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this letter.

     If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this letter to me.


                                             Very truly yours,


                                             /s/ James W. MacIntyre, IV

                                             ONESOFT, INCORPORATED

                                             By:  James W. MacIntyre IV
                                                  CEO & President


Confirmed and Agreed:


/s/ William Langdon
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William Langdon

Dated: July 18, 1997



Cc:  Roy L. Mason
     Mason, Ketterman, & Morgan

     James A. Kirkland
     Mintz, Levin, Cohn, Ferris